EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We consent to the incorporation by reference in this registration statement of Biostar Pharmaceuticals, Inc. on Form S-8, of our report dated March 25, 2009 for the year ended December 31, 2008, appearing in the Annual Report on Form 10-K of Biostar Pharmaceuticals, Inc.

/S/ Morgenstern, Svoboda & Baer CPA’s P.C.

Morgenstern, Svoboda & Baer CPA’s P.C.

New York, New York
August 28, 2009

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